UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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JACK HENRY & ASSOCIATES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JACK HENRY & ASSOCIATES, INC.
663 Highway 60, P.O. Box 807
Monett, Missouri 65708

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

PLEASE TAKE NOTICE that the 2007 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held in the Company's Executive Conference Center, lower level (Building J-7) at the company headquarters, 663 Highway 60, Monett, Missouri, on Tuesday, October 30, 2007, 11:00 a.m., local time, for the following purposes:
(1)	To elect eight (8) directors to serve until the 2008 Annual Meeting of Stockholders;
(2)	To approve the amendment of the Company's 2006 Employee Stock Purchase Plan;
(3)	To approve the Company's 2007 Annual Incentive Plan; and
(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 17, 2007, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. The attached Proxy Statement contains further information with respect to the business to be transacted at the Annual Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
By Order of the Board of Directors

/s/ Janet E. Gray
Janet E. Gray
Secretary

Monett, Missouri
September 28, 2007

TABLE OF CONTENTS

Voting	1

Stock Ownership of Certain Stockholders	2

Election of Directors (Proposal 1)	3

Corporate Governance	5

Audit Committee Report	8

Executive Officers and Significant Employees	9

Certain Relationships and Related Transactions	9

Section 16(a) Beneficial Ownership Reporting Compliance	10

Compensation Committee Report	10

Compensation Discussion and Analysis	10

Executive Compensation	17

Equity Compensation Plan Information	21

Approval of the Amendment of the Company's
2006 Employee Stock Purchase Plan (Proposal 2)	22

Approval of the Company's 2007 Annual Incentive Plan (Proposal 3)	24

Independent Registered Public Accounting Firm	28

Stockholder Proposals	29

Cost of Solicitation and Proxies	29

Financial Statements	29

Other Matters	29

Exhibit A - 2007 Annual Incentive Plan	30

JACK HENRY & ASSOCIATES, INC.
663 Highway 60, P.O. Box 807
Monett, Missouri 65708

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, October 30, 2007

This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company's Board of Directors for use at the 2007 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held in the Company's Executive Conference Center, lower level (Building J-7) at the company headquarters, 663 Highway 60, Monett, Missouri, at 11:00 a.m., local time, on Tuesday, October 30, 2007. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2007 Annual Report to Stockholders is expected to commence on or about September 28, 2007.

The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proposal, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.

VOTING

At the 2007 Annual Meeting, Stockholders will consider and vote upon:
(1)	The election of eight (8) directors;
(2)	Approval of the amendment of the Company's 2006 Employee Stock Purchase Plan;
(3)	Approval of the Company's 2007 Annual Incentive Plan; and
(4)	Such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 17, 2007, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting.

The Company's authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of September 10, 2007, there were 89,359,256 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of 7,857,705 shares of Common Stock, representing 9% of the shares entitled to vote at the 2007 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the eight (8) persons nominated by the Board of Directors; and (2) FOR the approval of the amendment of the Company's 2006 Employee Stock Purchase Plan; (3) FOR the approval of the Company's 2007 Annual Incentive Plan; and (4) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.

Each share of our Common Stock outstanding on the record date will be entitled to one vote on each matter. The eight (8) nominees for election as directors who receive the most votes "for" election will be elected. Approval of the amendment of the 2006 Employee Stock Purchase Plan and approval of the 2007 Annual Incentive Plan will each require an affirmative vote of the majority of the shares of Common Stock present or represented at the annual meeting.

For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on non-routine" proposals, such as approval of the amendment of the 2006 Employee Stock Purchase Plan and approval of the 2007 Annual Incentive Plan, but may vote their clients' shares on the election of directors.

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth information as of September 10, 2007, concerning the equity ownership of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company's Common Stock, (b) the directors, (c) the executive officers named in the Summary Compensation Table and (d) all of our directors and executive officers as a group:

Title of Class	Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding (1)

$.01 par value Common Stock	T. Rowe Price Associates, Inc 100 E Pratt St Baltimore, MD	11,711,700 (2)	12.9%

	FMR Corporation (Fidelity Management Research Corp.) 82 Devonshire St Boston, MA	6,200,000 (3)	6.9%

	Michael E. Henry 663 Highway 60 Monett, MO	5,549,981 (4)	6.2%

	Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars Los Angeles, CA	5,377,462 (5)	5.9%

	Barclays Global Investors UK Holding Ltd 45 Fremont St, 17th Flr San Francisco, CA	4,826,167 (6)	5.4%

	Jerry D. Hall	1,630,190 (7)	1.8%

	Tony L. Wormington	635,171 (8)	*

	James J. Ellis	470,000 (9)	*

	John F. Prim	377,940 (10)	*

	Kevin D. Williams	149,785 (11)	*

	Craig R. Curry	102,713 (12)	*

	Mark S. Forbis	60,946 (13)	*

	Wesley A. Brown	58,000 (14)	*

	Matthew C. Flanigan	1,000	*

	Marla K. Shepard	600	*

	All directors and executive officers as a group (12 persons)	9,040,206 (15)	10.1%

*  Less than 1%
(1)

Information is set forth as of September 10, 2007. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) Plan (the "Retirement Plan"), a participant has the right to direct the disposition of shares allocated to his account.

(2)	According to a Schedule 13G filed February 14, 2007, T. Rowe Price Associates, Inc. has sole voting power with respect to 2,416,550 shares and sole dispositive power with respect to 11,711,700 shares.
(3)	According to a Schedule 13G filed February 14, 2007, FMR Corp. has sole dispositive power with respect to these shares.
(4)

Reflects information in filings with the SEC by Michael E. Henry. Mr. Henry may be deemed to beneficially own 5,549,981 shares, including 313,347 shares held in the Michael E. Henry Annuity Trust, 2,334 shares allocated to his Retirement Plan account, 400,000 shares currently acquirable by exercise of outstanding stock options, 1,010,100 shares held by his sister Vicki Jo Henry. Mr. Henry may also be deemed to beneficially own 2,404,100 shares held in a living trust and 300,000 shares held by the Henry Family Limited Partnership, both established by his mother, Eddina F. Mackey. Mr. Henry may be deemed to share beneficial ownership in the shares held by Vicki Jo Henry, Eddina F. Mackey Trust and by the Henry Family Limited Partnership because he has been granted proxies to vote such shares.

(5)	According to a Schedule 13G filed December 31, 2006, Kayne Anderson Rudnick Investment management, LLC has sole voting power with respect to these shares.
(6)	According to a Schedule 13F filed August 9, 2007, Barclays Global Investors UK Holdings Ltd. has sole voting and dispositive power with respect to these shares.
(7)	Includes 191,882 shares beneficially owned by his wife.
(8)	Includes 90,000 shares that are currently acquirable by exercise of outstanding stock options and 35,096 shares held in the Retirement Plan for Mr. Wormington's account.
(9)	Includes 170,000 shares that are currently acquirable by exercise of outstanding stock options.
(10)	Includes 315,000 shares that are currently acquirable by exercise of outstanding stock options and 16,390 shares held in the Retirement Plan for Mr. Prim's account.
(11)	Includes 120,000 shares that are currently acquirable by exercise of outstanding stock options and 8,081 shares held in the Retirement Plan for Mr. Williams' account.
(12)

Includes 27,501 shares that are currently acquirable by exercise of outstanding stock options, 55,216 shares beneficially owned by his children and 19,996 shares held in trust for family members for which Mr. Curry serves as trustee.

(13)	Includes 50,000 shares that are currently acquirable by exercise of outstanding stock options and 3,038 shares held in the Retirement Plan for Mr. Forbis' account.
(14)	Includes 10,000 shares that are currently acquirable by exercise of outstanding stock options.
(15)	Includes 1,182,501 shares that are currently acquirable under outstanding stock options, and 68,819 shares held in the Retirement Plan for the accounts of the executive officers.

PROPOSAL 1
ELECTION OF DIRECTORS

Procedure

At the meeting, the stockholders will elect eight (8) directors to hold office for one-year terms ending at the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated the Company's eight (8) current directors for reelection at the Annual Meeting.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote "FOR" the election of the nominees named below.

Each of the nominees has consented to serve as director. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

Nominees For Election

The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

Name	Position with Company	Director Since

Michael E. Henry	Chairman and Director	1986

Jerry D. Hall	Executive Vice President and Director	1977

James J. Ellis	Director	1985

Craig R. Curry	Director	2004

Wesley A. Brown	Director	2005

Matthew C. Flanigan	Director	2007

Marla K. Shepard	Director	2007

John F. Prim	Chief Executive Officer and Director	2007

The following information relating to the Company's directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

Michael E. Henry, age 46, Chairman of the Board and Director. Mr. Henry, the son of the late founder of the Company and a director since 1986, has served as Chairman of the Board since 1994 and Chief Executive Officer from 1994 to June 2004. He previously served as Vice Chairman and Senior Vice President from 1993 to 1994. He served as Manager of Research and Development from 1983 to 1993. He joined the Company in 1979.

Jerry D. Hall, age 64, Executive Vice President and Director. Mr. Hall, a co-founder of the Company, has served as Executive Vice President since 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

James J. Ellis, age 73, Director. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. Mr. Ellis also serves as a director of Merit Medical Systems, Inc.

Craig R. Curry, age 46, Director. Mr. Curry, a director of the Company since March 2004, is Chairman and CEO of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1983.

Wesley A. Brown, age 53, Director. Mr. Brown, a director of the Company since his appointment in August 2005, is Managing Director and President of St. Charles Capital, LLC in Denver, Colorado. Prior to founding St. Charles Capital, Mr. Brown served as Managing Director of McDonald Investments, Inc. (2001-2004).

Matthew C. Flanigan, age 45, Director. Mr. Flanigan, a director of the Company since his appointment in January, 2007, is Senior Vice President and Chief Financial Officer of Leggett & Platt, Incorporated headquartered in Carthage, Missouri. Leggett & Platt is a leading manufacturer of spring components and other products for furniture, bedding, automobiles and other consumer products. Mr. Flanigan was appointed Senior Vice President in 2005 and became Chief Financial Officer in 2003. From 1999 until 2003, he served as President of the Office Furniture and Plastics Components Groups of Leggett & Platt.

Marla K. Shepard, Age 58, Director. Ms. Shepard, a director of the Company since her appointment in January 2007, is the President and Chief Executive Officer of First Future Credit Union of San Diego, California, where she has served as Chief Executive Officer for over 25 years.

John F. Prim, age 52, Chief Executive Officer and Director. Mr. Prim has served as Chief Executive Officer since July 1, 2004. He served as President from January 2003 to July 2004 and as Chief Operating Officer from July 2001 to January 2003. Mr. Prim joined the Company in 1995 as part of the acquisition of the Liberty division of Broadway & Seymour, Inc. He previously served as General Manager of the Company's E-Services and OutLink Services Divisions. Mr. Prim has been a director since his appointment on July 31, 2007 to fill the vacancy on the Board from the death of founder Jack Henry.

Director Independence

Each of the non-employee directors qualifies as "independent" in accordance with the published listing requirements of Nasdaq: Mr. Ellis, Mr. Curry, Mr. Brown, Mr. Flanigan, and Ms. Shepard. Messrs. Henry, Hall and Prim do not qualify as independent because they are employees of the company. The Nasdaq rules have both objective and subjective tests for determining who is an "independent director." The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company or is a partner in or executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of the non-employee directors were disqualified from "independent" status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests and reviewed additional information provided by the directors with regard to each director's business and personal activities as they may relate to the Company and its management. Based on all of the foregoing, as required by Nasdaq rules, the Board made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as "independent" for the purposes of membership on that Committee, members of audit committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation.

In making its independence determinations, the Board considered transactions occurring since the beginning of its 2005 fiscal year between the Company and entities associated with the independent directors or members of their immediate family. While customer relationships do exist between the Company and the financial institutions led by Mr. Curry and Ms. Shepard, the Board has determined that, because of the amounts involved in relationship to the total revenues of the Company and such institutions, the relationships do not impair the independence of these directors. In all cases and in all years reviewed, the amounts received by the Company from these institutions were less than 1% of the Company's total revenue for the year. See "Certain Relationships and Related Transactions", below.

CORPORATE GOVERNANCE

The Company and its businesses are managed under the direction of the Board of Directors. The Board generally meets a minimum of four times during the year, but has complete access to management throughout the year.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines which address the following subjects:

-	The majority of the Board should be independent under relevant Nasdaq standards
-	Independent directors should not be compensated by the Company other than in the form of Director's fees (including director's compensatory stock options)
-	Membership on the Audit, Compensation and Governance Committees should be limited to independent directors
-	The Board should conduct an annual self-evaluation to determine whether it and its committees are functioning properly
-	Non-management directors may meet in executive session from time to time without members of management
-	The Chief Executive Officer shall provide an annual report to the Board on succession planning
-

The Governance Committee is responsible for determining skills and characteristics of Board candidates, and should consider factors such as independence, experience, strength of character, judgment, technical skills, diversity and age

-	The Board and its committees shall have the right at any time to retain independent counsel
-	Board members should not sit on more than 3 other boards
-	Board members are expected to attend all Annual Meetings of the Stockholders
-	Stockholders may communicate with the Board by submitting written comments to the Secretary for the Company, who will screen out inappropriate communications and forward same to the directors
-	Directors, executive officers and general managers of the Company should own minimum amounts of Company stock in relation to their base compensation

Nomination Policy

The Board of Directors has also adopted a Nomination Policy with respect to the consideration of director candidates recommended by stockholders. A candidate submission from a stockholder will be considered at any time if the following information is submitted to the Secretary of the Company:

-	The recommending stockholder's name and address, together with the number of shares, length of period held and proof of ownership
-	Name, age and address of candidate
-	Detailed resume of candidate, including education, occupation, employment and commitments
-	Description of arrangements or understandings between the recommending stockholder and the candidate
-	Statement describing the candidate's reasons for seeking election to the Board and documenting candidate's satisfaction of qualifications described in the Corporate Governance Guidelines
-	A signed statement from the candidate, confirming willingness to serve
-

If the recommending stockholder has been a beneficial holder of more than 5% of the Company's stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination

The Secretary of the Company will promptly forward complying nomination submissions to the Chairman of the Governance Committee. The Governance Committee may consider nominees submitted from a variety of sources including but not limited to stockholder nominations. If a vacancy arises or the Board decides to expand its membership, the Committee will evaluate potential candidates from all sources and will rank them by order of preference if more than one is identified as properly qualified. A recommendation will be made to the Board by the Governance Committee based upon qualifications, interviews, background checks and the Company's needs.

Code of Conduct

The members of the Board of Directors, as well as the executive officers and all other employees, are subject to and responsible for compliance with the Jack Henry Code of Conduct. The Code of Conduct contains policies and practices for the ethical and lawful conduct of our business, as well as procedures for confidential investigation of complaints and discipline of wrongdoers.

Governance Materials Available

The Company has posted its significant corporate governance documents on its website at www.jackhenry.com/ir/corpinfo/. There you will find copies of the current Corporate Governance Guidelines, the Jack Henry Code of Conduct, the Compensation Committee Charter, the Governance Committee Charter (with attached Nomination Policy) and Audit Committee Charter, as well as the Company's Certificate of Incorporation and By-Laws. Other investor relations materials are also posted at www.jackhenry.com/ir, including SEC reports, financial statements and news releases.

The Board of Directors and Its Committees

The Board of Directors held four regular meetings and four special meetings during the last fiscal year. Each director attended at least 75% of all meetings of the Board of Directors and all committees on which they served. The independent directors met in one Executive Session without management present during the last fiscal year. In accordance with our Corporate Governance Guidelines, all of the then-current directors attended the Annual Meeting of the Stockholders held on October 31, 2006.

The Board has determined five of its eight members, Ellis, Curry, Brown, Flanigan and Shepard, are independent directors under applicable Nasdaq standards. The Board maintains an Audit Committee of which Messrs. Ellis, Brown, Curry and Flanigan are members. The Board has determined that Matthew Flanigan is an audit committee financial expert because of his extensive accounting and financial experience and that he is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. The Board also maintains a Compensation Committee of which Messrs. Ellis and Flanigan and Ms. Shepard are members and a Governance Committee of which Messrs. Curry and Brown and Ms. Shepard are members. All members of the Audit, Compensation and Governance Committees are independent directors.

The Compensation Committee establishes and reviews the compensation and benefits of the Executive Officers, evaluates the performance of senior executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the Committee under our equity compensation plans and employee stock purchase plan. The Compensation Committee operates under a written charter adopted by the Board.

The Governance Committee identifies, evaluates and recruits qualified individuals to stand for election to the Board of Directors, recommends corporate governance policy changes and evaluates Board performance. The Governance Committee also operates under a charter adopted by the Board. The Governance Committee will consider nominees recommended by stockholders, provided such recommendations are made in accordance with the procedures set forth in the "Governance Committee Nomination Policy" attached to its charter, discussed in greater detail in "Corporate Governance," above.

The Audit Committee selects and retains the independent registered public accounting firm, reviews the scope and results of the audit with the independent registered public accounting firm and management, reviews critical accounting policies and practices, reviews and evaluates our audit and control functions, reviews and pre-approves retention of the independent registered public accounting firm for any audit, audit related and non-audit services, reviews and approves all material related party transactions, and regularly reviews regulatory compliance matters, including our outsourcing services and business recovery operations. The Audit Committee operates under a written Audit Committee Charter.

The Audit Committee met nine times, the Compensation Committee met four times and the Governance Committee met three times during the last fiscal year.

In August of 2007, the Board of Directors adopted Stock Ownership Guidelines establishing stock ownership goals applicable to directors as well as senior management of the Company. Within five years of the adoption of the guidelines (August 2012), each director of the Company is expected to own Company shares having a value of at least four times the annual director base compensation. For this purpose, in addition to shares held outright, directors may include shares held in trust for immediate family members as well as the "in-the-money" value of any vested stock options. All directors are currently in compliance with these guidelines except for Mr. Flanigan and Ms. Shepard, the two newest members of the Board.

Directors Compensation

Director Compensation Table for Fiscal 2007

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equty Incentive Plan Compensation	All Other Compensation	Total
Name	($)	($)	($) (4)	($)	($)	($)

James J. Ellis	49,300	-	104,300	-	-	$ 153,600
Craig R. Curry	48,150	-	104,300	-	-	152,450
Wesley A. Brown	41,500	-	104,300	-	-	145,800
Matthew C. Flanigan (1)	33,133	-	-	-	-	33,133
Marla K. Shepard (1)	28,533	-	-	-	-	28,533
Joseph J. Maliekel (2)	11,483	-	-	-	-	11,483
Michael E. Henry (3)	-	-	-	-	52,500	52,500

(1)	Appointed to Board effective January 1, 2007.
(2)	Mr. Maliekel resigned from the Board effective December 31, 2006.
(3)	Reflects salary paid to Mr. Henry as an employee of the Company and $2,500 matching contribution to his account pursuant to the Company's 401(k) retirement plan.
(4)

These amounts reflect the amounts recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123R. For assumptions used in determining the fair value of stock options awards granted, see Note 1 to the Company's 2007 Consolidated Financial Statements. As of June 30, 2007, listed directors had the following number of option awards outstanding: James Ellis 170,000, Craig Curry 36,667, Wesley Brown 20,000, Matthew Flanigan 0, Marla Shepard 0 and Mike Henry 400,000.

The directors who are employed by the Company do not receive any separate compensation for service on the Board of Directors. Each non-employee director receives annual compensation of $25,000 per year plus $2,500 for attending each Board of Directors meeting. Audit Committee members receive $1,500 for each in-person Audit Committee meeting and $1,000 for each telephone Audit Committee meeting attended. Governance and Compensation Committee members receive $600 for each Committee meeting attended. To compensate for additional time spent on Committee matters, the chairmen of the Audit, Compensation and Governance Committees receive a premium of 50% of the standard attendance fee for each Committee meeting that they chair. Each non-employee director is also reimbursed for out-of-pocket expenses incurred in attending all Board and committee meetings.

The directors listed above are not eligible for any non-equity incentive plan compensation from the Company or any pension or deferred compensation plan of the Company.

Under the 2005 Non-Qualified Stock Option Plan each non-employee director is compensated by the annual grant of non-statutory stock options to purchase 10,000 shares of Common Stock, subject to an overall grant limitation under the plan of 100,000 shares to each individual director. The grants are made each year on the third business day following the date of the annual meeting of the stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors is currently composed of four independent directors. The Board has determined that Audit Committee member Matthew C. Flanigan is a financial expert under relevant SEC standards because of his extensive accounting and financial experience. The Board of Directors and the Audit Committee believe that the Audit Committee's current members satisfy all Nasdaq and Securities and Exchange Commission rules that govern audit committee composition.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Charter requires the Audit Committee to oversee and retain the independent registered public accounting firm, pre-approve the services and fees of the independent registered public accounting firm, regularly consider critical accounting policies of the Company, review and approve material related party transactions, receive reports from the Company's Compliance Officer, and establish procedures for receipt and handling of complaints and anonymous submissions regarding accounting or auditing matters. The charter also contains the commitment of the Board of Directors to provide funding and support for the operation of the Audit Committee, including funding for independent counsel for the Committee if the need arises.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent registered public accounting firm their independence from the Company and its management, and has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining the firm's independence.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. These meetings without management present are held at least once each year, and were held twice in the fiscal year just ended.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2007 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the Securities and Exchange Commission.

Craig R. Curry, James J. Ellis, Matthew C. Flanigan and Wesley A. Brown
Members of the Audit Committee

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:

Name	Position with Company	Officer/Significant Employee Since

Michael E. Henry	Chairman of the Board	1983

John F. Prim	Chief Executive Officer	2001

Tony L. Wormington	President	1998

Jerry D. Hall	Executive Vice President	1977

Kevin D. Williams	Chief Financial Officer and Treasurer	2001

Mark S. Forbis	Vice President	2006

The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

Tony L. Wormington, age 45, President. Mr. Wormington has served as President since July of 2004. He previously served as Chief Operating Officer from 2003 to 2004 and as a Vice President from 1998 to 2002. Mr. Wormington joined the Company in 1980 and served as Research and Development Manager from 1993 through 2002.

Kevin D. Williams, age 48, Chief Financial Officer and Treasurer. In 2001, Mr. Williams was appointed by the Board of Directors to serve as Chief Financial Officer and Treasurer of the Company. He previously served as Controller of the Company since joining the Company in 1998.

Mark S. Forbis, age 44, Vice President and Chief Technology Officer.  Mr. Forbis has served as Vice President and Chief Technology Officer since May of 2006 and as General Manager of Technology Services since 2002.  Mr. Forbis joined the Company in 1988 and has served in a number of positions, including Manager of Imaging from 1994 to his appointment as a General Manager in 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Craig R. Curry is Chairman and CEO of Central Bank, Lebanon, Missouri. Mr. Curry and his family own all of the equity interests in Central Bank. Central Bank is a customer of the Company and during the year ended June 30, 2007, it paid $187,532.69 to the Company for software licenses and software maintenance services.

Director Marla K. Shepard is President and CEO of First Future Credit Union of San Diego, California. First Future Credit Union is a customer of the Company and during the year ended June 30, 2007, it paid $248,929.75 to the Company for software licenses and software maintenance services.

Following the end of the most recent fiscal year, the Board of Directors adopted a written policy that requires all related party transactions to be reviewed and approved by the Audit Committee of the Board. The Audit Committee is charged with determining whether a related party transaction is in the best interests of, or not inconsistent with the interests of, the Company and its stockholders. In making this determination, the Audit Committee will take into account such factors as whether the related party transaction is on terms no less favorable to the Company than terms generally available to unaffiliated third parties and the extent of the related party's interest in the transaction. No director may participate in any discussion, approval or ratification of any transaction in which he or she has an interest, except for the purpose of providing information concerning the transaction. For transactions in which the aggregate amount is less than $200,000, the Chairman of the Audit Committee has been delegated the authority to pre-approve related party transactions, subject to later review by the full committee. At least annually, ongoing related party transactions will be reviewed to assess continued compliance with the policy.

For purposes of the Related Party Transaction Policy, a related party transaction is a transaction or relationship in which the aggregate amount involved will be or may exceed $100,000 in any calendar year, involves the Company as a participant, and in which any related party has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of the other entity). A related Party is any executive officer, director, or more then 5% beneficial owner of the Company or any immediate family member of such persons.

The policy also contains standing pre-approvals of certain transactions that are not believed to pose any material risk to the Company even if the aggregate amount exceeds $100,000 in a calendar year, including: employment arrangements with executive officers, director compensation, transactions involving competitive bids, certain banking-related services, and certain Company charitable contributions. Standing approval is also provided for transactions with another company where the related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that entity's shares, if the aggregate amount does not exceed $1,000,000 or 2 % of that entity's annual revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to identify any director, officer or greater than ten percent beneficial owner who failed to timely file with the Securities and Exchange Commission a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company's common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5.

To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2007, all required Section 16(a) filings were filed timely.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the following Compensation Discussion and Analysis be included in this Proxy Statement.

James J. Ellis, Chair
Matthew C. Flanigan
Marla K. Shepard

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide information regarding the philosophy and objectives underlying our compensation policies, the processes we follow in setting compensation and the components of compensation we utilize in compensating our top executives. This discussion is focused on our Chief Executive Officer Jack Prim, Chief Financial Officer Kevin Williams, President Tony Wormington, Chief Technology Officer Mark Forbis and Executive Vice President Jerry Hall, who are collectively referred to as the "Named Executives." Specific information about the compensation of the Named Executives is set forth in the Summary Compensation Table and other compensation tables beginning on page 17, which should be read in conjunction with this discussion.

Compensation Philosophy and Objectives

Jack Henry's compensation philosophy is to offer compensation programs to our executives that:
*	Focus executives on achieving consistent earnings growth and superior return on assets;

*	Encourage continuation of the Company's entrepreneurial spirit;

*	Attract and retain highly qualified and motivated executives;

*	Reward the creation of stockholder value; and

*	Encourage esprit de corps and reward outstanding performance.

In meeting these objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value.

The compensation programs specific to our Named Executives are administered by the Company's Compensation Committee. The three members of the Compensation Committee are non-employee directors who are independent under Rule 4200(a)(15) of the NASD's Listing Standards. The Compensation Committee operates under a written charter, and has the specific charter responsibility to approve the compensation of the Named Executives and the Company's Chief Operating Officer, Controller and other Senior Vice Presidents. At this time, the Company does not have any officer with the title of Chief Operating Officer.

The Compensation Committee designs and maintains compensation programs consistent with our executive compensation philosophy to achieve the following objectives:

*	To attract, retain and motivate highly qualified executives by offering compensation programs that are competitive with programs offered by companies in our peer group.

*	To link performance and executive pay by tying bonus amounts paid to executives to achievement of key objectives under the Company's annual business plans.

*	To reward competitive performance in comparison with peers in our industry.

*

To reward the creation of long-term stockholder value through long-term incentive compensation awards and encouragement of significant stock ownership by top management to further align executive interests to those of our stockholders.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both cash and equity-based compensation, with an emphasis on performance-based pay. Base Pay and benefits are set primarily to attract and retain productive employees. Variable incentive pay is used to align the compensation of the Named Executives with the Company's short term business and performance objectives such as income targets and overall financial performance. Equity awards are used to retain key employees and to motivate executives to create long term stockholder value.

Process for Establishing Compensation

The Compensation Committee has overall responsibility for making decisions regarding the compensation of the Named Executives. In conducting an annual performance review and determining appropriate compensation levels for our Chief Executive Officer, President and Chief Financial Officer (the "Senior Executives"), the Compensation Committee meets and deliberates outside the presence of the Senior Executives and other members of the executive management team. With respect to the compensation levels for other Named Executives, the Compensation Committee considers input and recommendations from the Senior Executives. Performance reviews of our Chief Executive Officer and each other Named Executive are based on subjective evaluations of performance as well as their performance in the preceding fiscal year in achieving Company and individual performance objectives. While our Senior Executives make recommendations concerning salary adjustments, cash bonus programs or award amounts for the other Named Executives, the Compensation Committee can exercise its discretion to modify or reject any recommendations from executives.

In designing compensation programs and determining compensation levels for the current 2008 fiscal year, the Compensation Committee decided for the first time to obtain assistance from an independent compensation consultant in conducting a review of our compensation program for the Named Executives and to advise in the establishment of a new program. The Compensation Committee engaged Hay Group, Inc., a global human resources consulting firm, to serve as its independent advisor and compensation consultant. The Chairman of the Compensation Committee worked directly with The Hay Group to determine the scope of the work needed to assist the Committee in its decision-making processes. The engagement included provision of benchmark comparative data for the Named Executives with respect to base salaries, annual cash bonuses, long term incentives, and equity incentives, as well as review of current employment arrangements, incentive plan designs and comparative data regarding severance, change of control, benefits and perquisites. At the direction of the Compensation Committee, The Hay Group also met with management to gain a better understanding of the Company's past pay policies and practices and to facilitate development of new approaches to executive compensation. The Hay Group provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executives. Prior year compensation decisions with regard to the Named Executives were made primarily on subjective evaluations of the individuals with some reference to comparative data, but without any specific comparative targets.

In making compensation decisions for fiscal year 2008, the Compensation Committee compared each element of total direct compensation against a peer group of 14 publicly traded companies in the software and data processing industries against which the Compensation Committee believes we compete in the market for executive talent. We collectively refer to this group as the "Compensation Peer Group." In selecting companies for the 2008 Compensation Peer Group, the Compensation Committee considered various companies provided by the Senior Executives, as well as companies submitted by the Hay Group. The Compensation Peer Group will be periodically reviewed and updated by the Compensation Committee. In addition to industry considerations, the Compensation Committee selects companies for the Compensation Peer Group based on their annual revenues and market capitalization. For comparison purposes, Jack Henry's annual revenues are somewhat below the median revenues of the Compensation Peer Group.

To benchmark each element of total compensation for each of our Named Executives, the independent advisor to the Compensation Committee provided data from two key sources: an executive compensation survey reflective of the Compensation Peer Group and proxy statements and other public filings for the companies in our Compensation Peer Group. The advisor also provided data from a compensation survey for the entire software industry for any executive positions or compensation programs for which we lacked clear comparable data from the Compensation Peer Group. In reviewing compensation survey data, the Compensation Committee focused on data for software companies with annual revenues similar to ours. Sources of data for compensation surveys and analysis include surveys for our Compensation Peer Group and the software industry, in addition to proxy statements and other public filings by companies in our Compensation Peer Group. The Compensation Peer Group is currently comprised of the following 14 companies:
Affiliated Computer Services, Inc.	Authorize.Net Holdings, Inc.
Bottomline Technologies, Inc.	Cerner Corporation
DST Systems, Inc.	Euronet Worldwide, Inc.
Fair Isaac Corporation	Fidelity National Information Services, Inc.
Fiserv, Inc.	Online Resources Corporation
SEI Corp.	S1 Corporation
Telecommunication Systems, Inc.	Tyler Technologies, Inc.

For setting fiscal 2008 compensation, the Compensation Committee decided to target total cash compensation (i.e., base salary and annual cash incentives) for the Named Executives at or approaching the 50th percentile of the Compensation Peer Group. In targeting total cash compensation at the 50th percentile, we recognize that there are certain limitations in the market data available for the Compensation Peer Group. Thus, in addition to considering levels of compensation suggested by market data, the Compensation Committee may also consider other relevant factors including individual performance against pre-agreed objectives under business plans for the preceding fiscal year, individual performance reviews, and internal equity for compensation levels among our executives.

In regards to the three Senior Executives (CEO, President and CFO), because of their sharing of duties and responsibilities, our 50th percentile target for total cash compensation is applied to them as a group and not necessarily individually, with the result that their individual compensation may be somewhat more or less than if considered individually against the target. Because this is the first year of strong focus on comparative compensation data, and because this is the first year of grants under our new restricted stock plan, the Compensation Committee opted not to include a 50th percentile target in connection with its decisions about long-term incentive compensation, as discussed below, but such a target may be adopted in future years. The long-term compensation recently granted to the Named Executives is in fact well below the 50th percentile of the Compensation Peer Group.

The allocation between cash, non-cash, short term and long term incentive compensation is influenced by the practices of our Compensation Peer Group and reflects the Compensation Committee's determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. Actual cash and equity incentive awards are set as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. For the fiscal year ending June 30, 2008, the elements of the compensation mix include:

*	Base salary, which is designed to attract and retain executives over time;

*	Annual cash incentive bonus compensation, which is designed to focus on business objectives established by the Board for a particular year;

*

Long-term incentive compensation, consisting of shares of restricted stock, which is designed to focus executives on the long term success of the Company as reflected in increases in the market price of the Company's stock; and

*	Broad-based employee benefits programs.

Base Salary

In fiscal 2007, base salaries were based upon subjective evaluations of performance and contribution with some attention to comparative data but no specific percentile target. For fiscal 2008, the Compensation Committee has established the base salary of each Named Executive other than Mr. Hall based primarily on consideration of the 50th percentile pay levels of the Compensation Peer Group. In reviewing base salaries for our Named Executives, the Committee also considers other relevant factors for each individual such as achievement of pre-agreed objectives in the preceding fiscal year, individual performance review, and the internal equity of the executive's base salary as compared to salaries of our other executives, as well as the Company's performance against key objectives under our budget for the preceding fiscal year, including objectives related to revenue and earnings targets as well as competitive results. As discussed above, the 50th percentile target for fiscal 2008 has been applied with respect to the three Senior Executives as a group rather than individually. In contrast to the other Named Executives, base salary for Mr. Hall has been fixed at its current level for several years, reflecting his senior, part-time and largely advisory role in management. Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly qualified and effective executive team, it also believes that a significant portion of executive compensation should be based on pay-for-performance.

Annual Incentive Cash Bonuses

It is our general practice to provide Named Executives with the opportunity to earn annual incentive cash bonus compensation under programs that reward attainment of key objectives under corporate annual business plans. The objectives that underlie our annual incentive compensation programs may vary between fiscal years and between the Named Executives, but generally include objectives that reward attainment of targeted earnings. In setting the bonus amounts a Named Executive is eligible to earn for achieving specified objectives, the Compensation Committee targets bonus and total cash compensation levels at or near the 50th percentile of the Compensation Peer Group and published survey data. Bonus opportunities for achieving objectives are generally established as a percentage of an executive's base salary and the percentages increase with job scope and complexity. Executives have the opportunity to earn reduced bonus amounts if a minimum level (threshold) of performance against an objective is achieved. Executives can also earn increased bonus amounts for performance in excess of the level of performance targeted under an objective.

The decision as to whether to offer an annual incentive cash bonus program to Named Executives for any fiscal year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the Compensation Committee and its assessment of general and industry specific conditions existing during the applicable period. In determining the amount of bonus that a Named Executive is eligible to earn under a bonus program, the Compensation Committee may also exercise negative discretion to reduce or increase an award based on its assessment of the executive's contribution and accountability for the objectives that are the subject of the bonus, the internal equity of the executive's bonus opportunity as compared to bonus opportunities for our other executives, and any other factors the Compensation Committee considers relevant.

For fiscal 2007, the Compensation Committee offered each of the Senior Executives the opportunity to earn a cash bonus under the Company's 2007 Executive Bonus Plan and offered Mr. Forbis the opportunity to earn a cash bonus under the 2007 General Managers Bonus Plan. Mr. Hall was not eligible under any bonus plan due to his senior advisory status. Bonus amounts under both bonus plans were based on Company performance in achieving growth in earnings per share during the fiscal year. Bonus opportunities under both plans were identical and ranged from a minimum bonus of 7.5% of base salary to 45% of base salary. Actual growth in earnings per share during the year resulted in the payment of bonuses to Messrs. Prim, Williams, Wormington and Forbis of 40% of their base salaries after the end of the fiscal year. In fiscal year 2006, the Senior Executives' bonus plan provided the opportunity to earn a cash bonus of 60% of base pay and Mr. Forbis' bonus plan provided the opportunity to earn a bonus of 50% of base pay upon achievement of a single target of growth in net income. The target was not achieved in fiscal 2006 and no performance bonuses were paid to any of the Named Executives. Prior to fiscal year 2006, the Company did not offer performance bonus opportunities to the Named Executives. The Compensation Committee believes that annual cash bonus opportunities are highly effective motivators for management employees that were instrumental in obtaining excellent Company performance in both fiscal 2007 and 2006, even though performance in 2006 just below target levels resulted in no bonus payment that year.

To provide an appropriate structure for cash bonus incentives for fiscal 2008 and future years, the Compensation Committee has proposed the 2007 Annual Incentive Plan attached hereto as Appendix A. The Plan has been approved by the Board of Directors and is submitted herein for ratification by vote of the stockholders at the Annual Meeting. See Proposal 3 below.

For fiscal 2008 an incentive cash bonus plan has been established for the Senior Executives (Messrs. Prim, Wormington and Williams) which is based 70% upon achievement of operating income targets and 30% upon achievement of a superior return on average assets ("ROAA") in comparison with the Compensation Peer Group. For purposes of the FY 2008 annual incentive plan, ROAA is defined as operating income of the Company divided by average assets (beginning assets plus ending assets divided by two) for the plan year. The operating income target is determined in relation to the annual budget of the Company as approved by the Board of Directors. The plan calls for bonuses of 85% of base compensation for the Chief Executive Officer and 65% of base compensation for the President and Chief Financial Officer at pre-determined performance targets, but also provides for bonuses of 20% of targeted bonuses at threshold performance and as much as 200% of targeted bonuses at maximum performance. The bonus percentages and ranges were determined primarily by reference to comparative compensation data provided to the Compensation Committee by its independent advisor. The operating income component of the annual bonus for the Senior Executives ranges from a threshold of 90% of budgeted operating income to a target at 100% and to a maximum at 105%. The ROAA component of the annual bonus ranges from a threshold performance at the 50th percentile in comparison to the Compensation Peer Group to a target set at the 65th percentile to a maximum at or above the 90th percentile. The Compensation Committee has consulted with the senior Executives with regard to the performance targets and has attempted to set the overall threshold performance levels at a probability of approximately 80%, the target at approximately 50% probability and the maximum at a low probability of approximately 10%. The maximum bonus is thus intended to be payable only upon truly superior performance. The Compensation Committee intends for this annual bonus plan to provide a strong incentive for management to meet budgetary income goals as well as to encourage superior performance in utilization of corporate resources in comparison with the Company's Compensation Peer Group.

The 2008 incentive cash bonus plan established for Mr. Forbis varies somewhat from the plan for the Senior Executives. The target bonus is set at 30% of base compensation and may vary from 20% of targeted bonus at threshold to 150% of targeted bonus at maximum. The bonus is based 50% upon the Company's achievement of the budget operating income target and 50% upon achievement of the specific expense containment objectives of his Technical Services department as set forth in the annual budget of the Company. The operating income component of Mr. Forbis's bonus plan is similar to the plan for the Senior Executives in that it ranges from a threshold at 90% of budget to a target at 100% and a maximum at 105%. The other component of his bonus plan is designed to reward containment of expenses of his department and ranges from 100% of this portion of the bonus at or below the budgeted expense amount to 10% of the bonus if actual expenses are 109% of budgeted expenses. This departmental component of the bonus is not payable to Mr. Forbis if actual expenses are 110% or more of the budgeted expenses.

The Compensation Committee understands that the bonus plan adopted for fiscal year 2008 could result in substantial increases in bonus payments to Named Executives, particularly if performance is well above the Company targets that have been set. The Committee believes that such increases are justified in an attempt to reach the comparative goal for cash compensation of 50th percentile and believes that the costs of such bonuses to the Company are fully justified by the potential benefits and return to our stockholders. In future years the Committee will thoroughly review the effects of the bonus plan on results achieved and will make any changes to the bonus plan that they deem necessary.

In addition to the cash bonus opportunities under formal pay-for-performance cash bonus programs, the Compensation Committee may choose to reward extraordinary performance and achievements by awarding discretionary bonuses to the Named Executives and other executives from time to time that are not part of the annual incentive plan or any other plan. With respect to the Named Executives, no discretionary bonuses were awarded based on Company performance or the executives' performance during fiscal 2007. Although the Company has a long-standing practice of awarding fixed annual holiday cash bonuses to virtually all employees of the Company, the practice was terminated as to the Named Executives and general managers of the Company in fiscal 2007.

Long-Term Incentive Compensation

For many years, the Company provided long-term compensation to its senior management and employees in the form of stock options. Such options were granted occasionally but not annually. The last stock option grant to any of the Named Executives was in fiscal year 2003. Each of the Senior Executives and Mr. Forbis continue to hold some of the options granted in prior years. Because of recent changes in the accounting treatment of stock options, however, the Company determined that future equity grants serving as long-term incentive compensation should be in the form of restricted stock. In 2005, the Board proposed and the stockholders approved the Company's Restricted Stock Plan, which is intended to be the primary structure for future equity incentive awards to the executive officers and other employees of the Company and its subsidiaries. We believe that equity awards have been instrumental in building Jack Henry & Associates, in retaining talent, and in encouraging management to take the long-term view with regard to strategic decisions they face. Equity awards also help focus executive and employee attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the adoption of the Restricted Stock Plan, the Compensation Committee has had the discretionary authority to grant restricted stock awards and to determine the terms of the restrictions on granted shares. However, without any formal grant plan in place, the Compensation Committee did not grant any shares of restricted stock in fiscal years 2006 and 2007.

With respect to fiscal year 2008, the Compensation Committee has adopted and the Board has ratified a grant of long-term incentive compensation in the form of shares of restricted stock to our Senior Executives and to Mr. Forbis. Because of his senior, advisory status and substantial current holdings, Mr. Hall was not considered eligible for a restricted stock award. Such grants may be made annually in the future, but future grants will continue to be discretionary and amounts may fluctuate based upon the Compensation Committee's evaluation of performance from year to year. In determining the level of award for a Named Executive, the Compensation Committee considers relevant factors such as achievement of previously agreed objectives, the executive's performance review, external comparative data from the Compensation Peer Group and other sources, the current equity ownership and stock options held by the individual executive and the internal equity of the level of award granted to the executive compared to awards granted to our other executives. In reviewing the award levels for our Named Executives, the Compensation Committee believes it is appropriate to consider the Company's performance against key objectives under its corporate business plan for the preceding fiscal year, including objectives related to revenue and earnings targets, and whether the Company's performance during the preceding fiscal year benefited stockholders through any meaningful appreciation in the market price of the Company's common stock. In administering the equity compensation programs, the Compensation Committees monitors the level of dilution that can result from equity awards to executives and other employees and considers the dilutive effect of the Company's aggregate equity awards during any fiscal year.

The specific restricted stock grants to the Senior Executives for fiscal year 2008 have been approved in dollar amounts of stock approximately equal to base compensation on the effective date of the grant (September 10). Mr. Forbis's grant is to be in the approximate amount of 75% of his base compensation on the effective date of the grant. While the grant amounts were determined with reference to comparable grants of long-term incentive compensation by other members of the Compensation Peer Group and published survey data, they have not been targeted at any particular level and are in fact well below the 50th percentile of the Compensation Peer Group. The Compensation Committee felt that this practice was prudent in this initial year of grants under the Restricted Stock Plan and in light of other increases in compensation of the Named Executives. Future awards, if granted, may be greater or smaller.

The 2008 awards of restricted stock have been structured to meet goals for specific accounting treatment as well as providing incentives for long-term performance and retention. The restrictions on one-third of the stock awards to the Senior Executives will lapse three years after the date of grant. The restrictions on the other two-thirds will lapse after seven years, but portions can lapse earlier if average total shareholder return over the periods are at or above the 65th percentile in comparison with other members of the Compensation Peer Group at the end of each of three, four and five years from the date of grant. For this purpose, total shareholder return is defined as ending stock price minus beginning stock price (adjusted for splits and similar changes) plus dividends per share paid over the performance period, all divided by the beginning stock price. The restrictions on all of Mr. Forbis's shares will lapse over five years, with one-ninth of such amount lapsing at the end of each of the first three years and then one-third at the end of each of years four and five following the date of grant. Retention is encouraged by grant terms which immediately forfeit all shares that are still restricted in the event that the grantee's employment with the Company is terminated for any reason other than in the event of death, incapacity or any change in control.

Termination Benefits Agreements

Each of the Named Executives, other than Mr. Hall, has entered into a Termination Benefits Agreement with the Company that is discussed in this Proxy Statement under the caption "Agreements with Executive Officers." These agreements reflect the concern of the Board of Directors that any future threatened or actual change in control such as an acquisition or merger could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives. The Termination Benefits Agreements are intended to provide a measure of incentive and security to the executives through the resolution of the threat or through a change in control.

The Compensation Committee believes that such agreements should not include provisions that would obligate a potential acquirer of the Company to make large payouts to our Named Executives simply because a change of control has occurred. Because of this concern, the occurrence of a change of control event alone will not trigger any payment obligations to our Named Executives under their respective agreements. Payment obligations only arise in the event the Named Executive's employment is terminated or is deemed to be terminated without "Cause" (as defined in the agreements) within the period commencing 90 days prior to and for 24 months following a change in control for the Senior Executives.

Payment obligations under the Termination Benefits Agreements with the Senior Officers are two times the current annual base salary plus target bonus, payable 50% in twelve equal monthly installments and 50% in a lump sum at the end of the monthly installments. Health and other benefits are also continued for 18 months for the Named Executives, and all equity awards become fully vested. The benefits provided were determined primarily by reference to comparative data provided to the Compensation Committee by its independent advisor and, at least in relation to base salary, are consistent with the prior agreements which they replaced. The benefits are believed by the Compensation Committee to be sufficient to provide the desired incentive and security to crucial personnel in a time of disruption.

The Termination Benefits Agreements have terms of two years, will automatically renew thereafter for successive two year terms unless terminated by either party and may not be terminated following any change in control. The agreements specify that they do not confer on the executives any right to continued employment and shall not interfere with the right of the Company to terminate the executives at any time.

Broad-Based Benefits Programs

The Company offers certain broad-based benefits programs including benefits such as health, dental, disability and life insurance, health care savings accounts, paid vacation time and company contributions to a 401(k) Employee Savings Plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees. There are no additional benefits programs for our Named Executives.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for the Named Executives, other members of management and the directors of the Company. These guidelines provide for each covered individual to hold a number of shares of the Company's common stock with an aggregate market value that equates to a specified multiple of the employee's base salary or, in the case of directors, of their annual cash retainer. The guidelines are four times base salary for the Chief Executive Officer, three times base salary for President and Chief Financial Officer, one time base salary for the Vice Presidents and General Managers, and four times the annual base retainer for directors. The value of each person's share holdings for purposes of the guidelines includes all unrestricted and restricted shares held, all Company shares held in the person's retirement accounts, all shares held by or for the person's immediate family members, and the in-the-money value of all Company stock options held. Even though some members of management hold a number of shares at or above the number of shares specified under the guidelines, the Compensation Committee recognizes that newer executive officers or employees who were recently promoted to executive officer positions and newly elected directors may require some period of time to achieve the guideline amounts. The guidelines, therefore, contemplate a five-year transition period for acquiring a number of shares with the specified market value. The Compensation Committee will monitor each executive's progress toward achieving the levels of share ownership specified in the guidelines in determining grants of equity awards.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the Chief Executive Officer and other Named Executives to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The Compensation Committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).

The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with regard to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and the Company's other three most highly compensated current executive officers (collectively, our "Named Executives") during the fiscal year ended June 30, 2007.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($) (1)	($) (1)	($) (2)	($) (3)	($)

John F. Prim
Chief Executive Officer	2007	465,640	-	-	-	187,200	5,000	657,840

Tony L. Wormington
President	2007	414,667	-	-	-	166,400	5,000	586,067

Kevin D. Williams
Treasurer and
Chief Financial Officer	2007	362,833	-	-	-	145,600	5,000	513,433

Mark S. Forbis
Vice President and Chief
Technology Officer	2007	218,333	-	-	-	88,000	5,000	311,333

Jerry D. Hall
Executive Vice President	2007	102,400	-	-	-	-	5,000	107,400

(1)	We did not make any restricted stock or option grants during the fiscal year ended June 30, 2007 to any of our Named Executive Officers.
(2)

Reflects amounts paid following the end of the fiscal year based upon achievement of earnings per share goals under the 2007 Executive Bonus plan as to Messrs. Prim, Wormington and Williams and under the 2007 General Manager Bonus Plan as to Mr. Forbis.

(3)	Reflects matching contributions to the individual's accounts pursuant to the Company's 401(k) retirement plan.

Grants of Plan-Based Awards

The following table presents information on awards granted under our 2007 Executive Bonus Plan to Messrs. Prim, Wormington and Williams and under our 2007 General Manager Bonus Plan to Mr. Forbis. No equity awards of any kind were made to any of the Named Executives during fiscal year 2007.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($) (1)	($) (2)	($) (3)	(#)	(#)	(#)	(#)	(#)

John F. Prim	8/31/06	35,100	187,200	210,600	-	-	-	-	-
Tony L. Wormington	8/31/06	31,200	166,400	187,200	-	-	-	-	-
Kevin D. Williams	8/31/06	27,300	145,600	163,800	-	-	-	-	-
Mark S. Forbis	8/31/06	16,500	88,000	99,000	-	-	-	-	-
Jerry D. Hall	-	-	-	-	-	-	-	-	-

(1)	These amounts represent the lowest levels of payouts available under the plans at the minimum performance level.
(2)	These amounts were actually paid as incentive bonuses following the end of the fiscal year.
(3)	These amounts represent the maximum payouts available under the plan.

Additional Information Regarding Summary Compensation and Grants of Plan-Based Awards

Effective September 1, 2007, the annual base salary of Mr. Prim was increased from $468,000 to $500,000, the base salary of Mr. Williams was increased from $364,000 to $375,000, and the base salary of Mr. Forbis was increased from $220,000 to $240,000. These base salary adjustments were based on the Compensation Committee's reviews of performance as well as comparative market data for these specific positions provided to the Compensation Committee by its independent advisor The Hay Group.

For fiscal 2007, Messrs. Prim, Wormington and Williams had the opportunity to earn cash bonuses under the Company's 2007 Executive Bonus Plan and Mr. Forbis had the opportunity to earn a cash bonus under the 2007 General Managers Bonus Plan. Mr. Hall was not eligible under any bonus plan due to his senior advisory status. Bonus amounts under both bonus plans were based on Company performance in achieving growth in earnings per share during the fiscal year and ranged from a minimum bonus of 7.5% of base salary to 45% of base salary. Actual growth in earnings per share during the year resulted in the payment of bonuses to Messrs. Prim, Williams, Wormington and Forbis of 40% of their base salaries after the end of the fiscal year.

On September 10, 2007, annual incentive plan agreements were granted to Messrs. Prim, Wormington, Williams and Forbis. These agreements set forth the cash incentive compensation opportunities available to these executives based on performance goals established for the fiscal year ending June 30, 2008. The performance goals for Messrs. Prim, Wormington and Williams are based 70% on achievement of operating income targets established in the Company's annual budget and 30% upon achieving superior return on average assets in comparison with the Compensation Peer Group (See "Compensation Discussion and Analysis - Annual Incentive Cash Bonuses," above). The performance goals for Mr. Forbis are based 50% upon the Company achieving its targeted operating income and 50% upon achieving the expense containment objectives of his Technical Services department. Performance targets are set in the agreements, as well as thresholds for minimum performance and maximums for superior performance. The agreements call for incentive awards to be paid after the Company's independent public accountants have reported on the financial statements of the Company for the year. Incentive awards are generally not payable to persons whose employment terminates during a year or prior to the award payout, but the Compensation Committee can make exceptions in the case of death, disability or retirement. In the event of a termination of employment due to a change in control of the Company, awards will be paid out at the target levels. The annual incentive award agreements establish the target bonuses expressed as a percentage of base salary for these executives, and the dollar amounts of potential bonuses at threshold, target and maximum, are as follows:

Name	Target %	Threshold	Target	Maximum

John F. Prim	85%	$85,000	$425,000	$850,000

Tony L. Wormington	65%	$54,080	$270,400	$540,800

Kevin D. Williams	65%	$48,750	$243,750	$487,500

Mark S. Forbis	30%	$14,400	$ 72,000	$108,000

On September 10, 2007, the Company also entered into Restricted Stock Agreements with the following Named Executives and granted the following number of restricted shares to each:
John F. Prim	19,327 shares
Tony L. Wormington	16,080 shares
Kevin D. Williams	14,496 shares
Mark S. Forbis	6,958 shares

No dividends are payable on the restricted shares until they are fully vested. One third of the restricted shares granted to Messrs. Prim, Wormington and Williams vest at the end of three years and the remainder will vest at the end of seven years, but may vest earlier in three equal units at the end of the third, fourth and fifth years if superior return on assets is achieved over such periods in comparison with the other members of the Company's Compensation Peer Group. Mr. Forbis's restricted shares will vest over five years, with one-ninth vesting at the end of each of the first three years and one-third vesting at the end of years four and five.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding stock options held by the Named Officers as of June 30, 2007.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)		(#)	(#)

John F. Prim	50,000	-	-	10.84	4/11/13	-	-
	40,000	-	-	16.875	4/4/10	-	-
	225,000	-	-	27.15	6/18/11	-	-
Tony L. Wormington	50,000	-	-	10.84	4/11/13	-	-
	40,000	-	-	16.875	4/4/10	-	-
Kevin D. Williams	70,000	-	-	9.00	2/26/09	-	-
	50,000	-	-	10.84	4/11/13	-	-
Mark S. Forbis	10,000	-	-	10.84	4/11/13	-	-
	40,000	-	-	16.875	4/4/10	-	-
Jerry D. Hall	-	-	-	-	-	-	-

Option Exercises and Stock Vested Table

The following table provides information on stock option exercises by the Named Officers during fiscal year 2007.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($) (1)	(#)	($)

John F. Prim	35,000	623,831	-	-
Tony L. Wormington	40,000	753,550	-	-
Kevin D. Williams	20,000	296,250	-	-
	50,000	809,205	-	-
Mark S. Forbis	-	-	-	-
Jerry D. Hall	-	-	-	-

(1)	Represents difference between exercise price and market value of common stock on the date of exercise.

Agreements with Executive Officers and Potential Payments upon Termination or Change in Control

The Company has no employment contracts with any of its executive officers.

In August of 2005, the Company entered into two-year Termination Benefits Agreements with each of Messrs. Prim, Wormington and Williams, under which the Company was obligated to pay the executive two times his base salary if terminated within the first 12 months after a change in control or one time his base salary if terminated during the second 12 month period following a change in control. Amounts that would have been payable under these agreements as of the end of fiscal year 2007 upon a change in control and termination were $936,000 to Mr. Prim, $832,000 to Mr. Wormington and $728,000 to Mr. Williams.

On September 10, 2007, replacement Termination Benefits Agreements were entered into with each of Messrs. Prim, Wormington and Williams and entered into anew with Mr. Forbis. Under the new agreements, change in control is defined as an acquisition of 20% or more of the stock of the Company, termination of service of a majority of the members of the Board of Directors during any two year period for reasons other than death, disability or retirement, approval by the shareholders of liquidation of the Company or sale of 50% or more of its assets, or approval by the shareholders of a merger or consolidation if the Company shareholders own less than 50% of the combined voting power of the resulting corporation. The new Termination Benefits Agreements provide a cash payment equal to 200% of the executive's annual salary plus target bonus then in effect, with half payable in 12 monthly installments and half in a lump sum at the end of such 12 months. In addition, all outstanding stock options and restricted stock will fully vest and the terminated executive will receive a welfare benefit consisting of payments equal to COBRA health insurance premiums and continuation of coverage under the Company's life insurance, disability, and dental plans for 18 months or until the executive becomes eligible for comparable benefits under a subsequent employer's arrangements. The termination benefits will be paid upon any termination of the executive during the 90 days prior to and the two years following any change in control unless the termination occurs by reason of the executive's death, disability, or if the termination is for cause. The termination benefits will also be paid if the executive terminates his employment after a change in control for good reason, such as a material diminution in authority, duties or responsibilities, a forced move, or a material diminution in annual salary. The Termination Benefits Agreements have terms of two years, will automatically renew thereafter for two year terms unless terminated by the Board of Directors, and the Agreements may not be terminated following any change in control.

In the event a change of control occurred and Messrs. Prim, Wormington, Williams and Forbis were all terminated triggering payments under the Termination Benefits Agreements, the cash payments determined by current salary levels and target bonuses to each would total: $1,850,000 for Mr. Prim, $1,372,800 for Mr. Wormington, $1,237,500 for Mr. Williams and $624,000 for Mr. Forbis. The welfare benefit could have an approximate maximum value to Mr. Prim of $28,400, to Mr. Wormington of $19,500, to Mr. Williams of $26,500 and to Mr. Forbis of $11,100. The accelerated vesting of restricted stock (all stock options held by these individuals are already vested) would provide immediate rights to restricted stock having the following value as of September 10, 2007: $500,000 for Mr. Prim, $416,000 for Mr. Wormington, $375,000 for Mr. Williams and $180,000 for Mr. Forbis.

Pursuant to the terms of the Restricted Stock Agreements entered into with Messrs. Prim, Wormington, Williams and Forbis, all shares which remain restricted at the time of any voluntary or involuntary termination of employment are forfeited unless the termination is caused by the death or incapacity of the individual (in which case the shares immediately vest). All restricted shares immediately vest in the event of a change in control of the Company. For purposes of these Restricted Stock Agreements, the definition of "change in control" as set forth in the Company's Restricted Stock Plan is virtually the same as set forth the Termination Benefits Agreements discussed above.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 30, 2007 with respect to the Company's equity compensation plans under which our Common Stock is authorized for issuance:
Equity Compensation Plans approved by security holders:	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in the first column of this table)

1995 Non-Qualified Stock Option Plan (Non-employee Directors)	294,167	$20.00	0
1996 Stock Option Plan (Employees)	5,042,806	$15.99	0
2005 Restricted Stock Plan	0	$0.00	3,000,000
2005 Non-Qualified Stock Option Plan (Non-employee Directors)	30,000	$21.79	670,000
Equity Compensation Plan not approved by security holders (individual option contract)	20,000	$16.88	0

PROPOSAL 2
APPROVAL OF THE AMENDMENT OF THE COMPANY'S
2006 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors, on the recommendation of the Compensation Committee, has unanimously approved the following amendment (the "Amendment") to Section 2(p) the Jack Henry & Associates, Inc. 2006 Employee Stock Purchase Plan (the "Plan"):
(p)

"Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Exercise Date, provided, however, that in no event shall the Purchase Price be less than $0.01 per share, and provided further that the Purchase Price may be adjusted by the Board pursuant to Section 20.

[Change is underlined]

The Company's stockholders previously approved the Company's existing employee stock purchase plan at the 2006 annual meeting. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Currently when a participant enrolls in the Plan, on the last trading day of the offering period the participant essentially receives an option to purchase shares of the Company's common stock on that day at 95% of the fair market value of the shares on that day. If the Amendment is approved, when a participant enrolls in the Plan, the participant would essentially receive an option to purchase shares of the Company's common stock on the last trading day of the offering period at 85% of the fair market value of the shares on that day. The purpose of the amendment is to change the discounted price from 95% to 85% of the fair market value.

Summary of the Jack Henry & Associates, Inc. 2006 Employee Stock Purchase Plan

The purpose of the Plan is to provide employees of the Company with an opportunity to purchase the Company's common stock, thereby linking the interests of employees and stockholders. One million shares of the Company's common stock are authorized for purchase under the Plan. If the number of issued shares of the Company's common stock increases or decreases due to a stock split, reverse stock split, stock dividend, combination, reclassification or any other increase or decrease in the number of shares of the Company's common stock without receipt of consideration by the Company, the number of shares available for purchase under the Plan, and the price for any shares subject to outstanding options, shall be proportionately adjusted.

Administration

The Plan is administered by the Board of Directors or a committee appointed by the Board which consists of members of the Board. The Board or the committee has full and exclusive discretionary authority to interpret the provisions of the Plan, determine eligibility and adjudicate disputed claims under the Plan.

Eligibility

Employees of the Company, including employees of the Company's wholly-owned subsidiaries and other subsidiaries as designated by the Company's Board of Directors, (other than stockholders who, immediately after the grant of any option under the Plan, would own or have the right to acquire 5% or more of the Company's common stock) are eligible to participate under the Plan if (i) their customary employment with the Company is at least twenty hours per week and more than five months in any calendar year, and (ii) they have been employed by the Company for at least one year. Employees' eligibility is determined on the enrollment date for each offering period. The enrollment date is the first day of the applicable offering period. As of September 10, 2007, approximately 3,428 employees were eligible to participate in the Plan. Eligible employees participate in the Plan by filing a subscription agreement with the Company at least 10 days prior to an enrollment date authorizing payroll deductions that accumulate during the offering period to purchase shares of the Company's common stock at a discount.

Offering Periods

Offering periods begin on the first trading day which is on or after the 16th day of each calendar month, and end on the last trading day which is on or before the 15th day of the following calendar month. A trading day is a day on which national stock exchanges and the Nasdaq system are open for trading. The Board of Directors can change the duration of offering periods for future offerings at least 15 days prior to the scheduled beginning of the first offering period to be affected.

Payroll Deductions

Payroll deductions for participants begin on the first payday following the enrollment day. Participants select payroll deduction rates in whole dollar amounts or whole percentage of compensation, not less than $10 per pay period, and not greater than 10% of total W-2 compensation (plus certain pre-tax deferrals) received during the calendar year (reduced by the amount deducted for prior offering periods ending in that year). The payroll deduction rate elected by a participant is irrevocable during the offering period, and remains in effect until changed or terminated by the participant. Participants may increase, decrease or discontinue their payroll deductions for subsequent offering periods by filing a change or withdrawal form with the Company at least 10 business days prior to an enrollment date.

Purchase Price and Amount of Stock Purchased

When a participant enrolls in the Plan, on the last trading day of the offering period the participant essentially receives an option to purchase shares of the Company's common stock on that day at 85% of the fair market value of the shares on that day. The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the offering period divided by the purchase price per share and will include fractional shares (to the fourth decimal place). The Plan limits each participant's share purchases in order to stay within the Code's $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). The fair market value of the Company's common stock for a given date is equal to the closing sales price (or, if no sales were reported, the closing bid) for the immediately preceding trading day on The Nasdaq Stock Market, as reported in The Wall Street Journal or another reliable source.

Withdrawal

A participant may terminate participation in the Plan as of the first day of any offering period by filing a change or withdrawal form with the Company. The participant's payroll deductions will continue through the end of the offering period in which the form is filed, and those amounts will be applied to the purchase of shares of the Company's common stock in accordance with the terms of the Plan. As soon as administratively practicable thereafter, the participant will receive a stock certificate for the number of whole shares, and a cash payment equal to the fair market value of any fractional share, credited to the participant under the Plan.

Termination of Employment

In the event of a participant's termination of employment for any reason, including death, payroll deductions will be taken from the participant's final paycheck and applied to the purchase of shares of the Company's common stock in accordance with the terms of the Plan. As soon as administratively practicable thereafter, the participant (or, in the event of the participant's death, the participant's beneficiary) will receive a stock certificate for the number of whole shares, and a cash payment equal to the fair market value of any fractional share, credited to the participant under the Plan.

Plan Amendments

The Board of Directors may generally amend or terminate the Plan at any time. However, amendments to the Plan to increase the number of shares available for purchase require stockholder approval. Generally no changes affecting existing purchase rights may be made without the consent of the affected participants. However, the Board of Directors may amend the Plan in the event that the Board of Directors determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences.

Certain Federal Income Tax Consequences

Certain federal income tax rules applicable to the Plan under the Code are summarized below. This summary does not discuss any local, state or foreign tax laws that may be applicable to any participant.

The amount which a participant contributes to the Plan through payroll deduction is not deductible by the participant. A participant does not recognize income at the time an option to purchase shares of stock is granted or exercised under the Plan. However, a participant may recognize income upon disposition of those shares.

If a participant disposes of any shares of stock acquired under the Plan in a disqualifying disposition, in the taxable year of the disposition the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date of purchase (which is the last trading day during the offering period in which the shares are purchased), over (2) the purchase price paid by the participant for those shares. Any difference between the fair market value on the date of purchase and the proceeds from a sale of the shares will be treated as long-term or short-term capital gain or loss, as applicable, depending on how long the participant holds the shares after the date of purchase. A disqualifying disposition is any sale or other disposition of a share of stock within two years after the date of grant (which is the last trading day during the offering period in which the option to purchase the share is granted). In the taxable year of a disqualifying disposition, the Company may take a deduction equal to the amount of ordinary income recognized by the participant.

If a participant disposes of any shares of stock acquired under the Plan more than two years after the date of grant, or upon the participant's death at any time while owning the shares, in the taxable year of the disposition or death the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant for those shares, or (2) 15% of the fair market value of the shares on the date of grant. Any additional gain recognized upon disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term capital gain. If the purchase price paid by the participant for the shares exceeds the proceeds from their sale, the participant will not recognize any ordinary income, and the amount by which the purchase price exceeds the sale proceeds will be treated as a long-term capital loss.

New Plan Benefits

It is not possible to determine at this time the extent to which, if at all, (i) the Named Executives, (ii) current executive officers as a group, and (iii) current employees, including current officers who are not executive officers, will elect to participate in the Plan. Current directors who are not executive officers are not eligible to participate in the Plan.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, a quorum being present, is necessary for the approval of the adoption of the Plan. The aggregate number of shares for which a vote "FOR," "AGAINST" or "ABSTAIN" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "FOR" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "AGAINST" the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE JACK HENRY & ASSOCIATES, INC. EMPLOYEE STOCK PURCHASE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE ADOPTION OF THE PLAN UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF "AGAINST" OR "ABSTAIN".

PROPOSAL 3
APPROVAL OF THE COMPANY'S
2007 ANNUAL INCENTIVE PLAN

Introduction

Subject to stockholder approval at the 2007 Annual Meeting, the Company's Board of Directors, on the recommendation of the Compensation Committee has unanimously approved the adoption of the Jack Henry & Associates, Inc. 2007 Annual Incentive Plan (the "Plan") and certain Performance Criteria. A copy of the Plan is included in this proxy statement as Annex A. The reason for seeking stockholder approval of the Plan is to satisfy certain requirements of the Internal Revenue Code of 1986, as amended (the "Code"), which require stockholder approval in order for the Awards under the Plan to satisfy certain conditions of Code Section 162(m) applicable to performance-based compensation (referred to as "Code Section 162(m) Awards"). It is the intent of Jack Henry that the Annual Incentive Plan and any Code Section 162(m) Awards granted under the Annual Incentive Plan satisfy the applicable requirements of Code Section 162(m). The Annual Incentive Plan does not preclude a participant who is a covered employee within the meaning of Section 162(m) from receiving an Award that is not a Code Section 162(m) Award.

The Annual Incentive Plan was effective as of August 24, 2007 (referred to as the "Effective Date"). However, no Award under the Annual Incentive Plan will be payable to a covered employee within the meaning of Code Section 162(m) until the Annual Incentive Plan has been approved by the stockholders.

By approving the Annual Incentive Plan, stockholders are also approving the material terms of the Performance Criteria, as defined below that form the basis upon which the Compensation Committee may issue Code Section 162(m) Awards providing for compensation from Jack Henry that qualifies as "performance-based" compensation for purposes of Code Section 162(m). See "Awards and Performance Criteria" below for a description of Performance Criteria.

Summary of the Annual Incentive Plan

Set forth below is a summary of the material terms of the Plan. This summary is not intended to be complete and is qualified in its entirety by the detailed provisions of the Plan attached to this proxy statement as Annex A. Capitalized terms used in the summary but not defined in it will have the meanings assigned to them in the Plan.

Purpose of the Annual Incentive Plan

The purpose of the Plan is to provide an annual performance based incentive for employees who are in a position to contribute materially to the success of Jack Henry and its Affiliates. The Compensation Committee and the Board believe that Jack Henry will significantly benefit from having Jack Henry's employees receive cash bonus Awards under the Plan. Jack Henry's success depends, in large measure, on its ability to attract and reward talented employees with outstanding abilities and experience. To achieve this objective, the Board adopted the Plan as a tool to attract and provide additional motivation to such key employees to use their best efforts in performing their respective duties and obligations at Jack Henry.

Eligibility

All present and future employees, including executive officers, of Jack Henry or any of its Affiliates will be eligible to receive Awards under the Plan. A participant in the Plan will be selected, from time to time, by the Compensation Committee among such employees.

Status as an employee eligible to receive Awards under the Plan will not be construed as a commitment that any Award will be made under the Plan to such eligible employee. Nothing contained in the Plan or in any Award Agreement (or in any other documents related to the Plan or to any Award or Award Agreement) will confer upon any participant any right to continue in the employ or other service of Jack Henry or its Affiliate or limit in any way the right of Jack Henry or its Affiliate to change such person's compensation or other benefits. As of September 10, 2007, approximately 19 employees were participants in the Plan.

Awards and Performance Criteria

An Award under the Plan entitles a participant to receive an amount in cash as set forth in an Award Agreement evidencing the Award. The Award Agreement will include (i) the Performance Goals, as defined below, for each Performance Criteria, as defined below, (ii) the maximum bonus payable and (iii) such other terms and conditions applicable to the Award, as determined by the Compensation Committee.

The Compensation Committee selects Performance Criteria (either individually or in combination) to set Performance Goals to measure a participant's performance for a Plan Year, including, but not limited to: net sales; pretax income before allocation of corporate overhead and bonus; budget; operating income; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; return on average assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; payroll as a percentage of sales; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Company's common stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria will have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements.

Anything else in the Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any participant in any Plan Year will be the lesser of 300% of the participant's Base Salary or $2,000,000. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan will govern.

The Compensation Committee will establish the Performance Goals (i.e., one or more levels of performance as to each Performance Criteria selected by the Compensation Committee) for the Company and the participants, as applicable, each Plan Year. The Compensation Committee will also determine the extent to which each applicable Performance Criteria will be weighted in determining Awards. The Compensation Committee may vary the Performance Criteria, Performance Goals and weightings from participant to participant, Award to Award and Plan Year to Plan Year.

The Compensation Committee will establish for each participant the Performance Percentage payable at specified levels of performance, based on the Performance Goal for each applicable Performance Criteria and the weighting established for such criteria. All such determinations regarding the achievement of any Performance Goals will be made by the Compensation Committee; provided, however, that the Compensation Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

The actual Award for a participant will be calculated by multiplying the participant's Base Salary by the Performance Percentage in accordance with the Award Schedule. All calculations of actual Awards will be made by the Compensation Committee.

Awards will be paid, in a lump sum cash payment, as soon as practicable during the first fiscal year that begins after the close of the Plan Year for which they are earned, but in no event later than September 15 of such fiscal year; provided, however, that no Awards will be paid except to the extent that the Compensation Committee has certified in writing that the Performance Goals have been met.

An Award will not be assignable or transferable by the participant except by will or by the laws of descent and distribution.

The Compensation Committee will have the right to allow participants to elect to defer the payment of Awards subject to such terms and conditions as the Compensation Committee may determine; provided, however, that the participants' election to defer the payment of Awards complies with Code Section 409A and Treasury Regulations, Rulings and Notices of IRS, including, but not limited to, the requirement that the election to defer such payment is made before the first day of the taxable year during which the participants' services are performed or such other date as is permitted under Section 409A.

Administration

The Plan generally will be administered by the Compensation Committee comprised of not less than two members who each qualifies as an "outside director" within the meaning of Code Section 162(m) and the regulations thereunder. The Compensation Committee will have general authority to impose any limitation or condition upon an Award the Compensation Committee deems appropriate to achieve the objectives of the Award and the Plan.

The Compensation Committee will have the power and complete discretion to determine which employees will receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award will be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Compensation Committee deems appropriate.

The Compensation Committee will be entitled to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals and the weightings thereof.

The Compensation Committee may adopt rules and regulations for carrying out the Annual Incentive Plan. The interpretation and construction of any provision of the Annual Incentive Plan by the Compensation Committee will be final and conclusive.

Change in Control

In the event of a Change in Control, in addition to any action required or authorized by the terms of an Award Agreement, the Compensation Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants: (a) accelerate time periods for purposes of vesting in, or, except in the case of deferred payments of Awards, receiving any payment with regard to, any outstanding Award; (b) make adjustments or modifications to outstanding Awards as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants following such Change in Control; or (c) terminate the Plan within 30 days preceding, or twelve months following, the Change in Control and distribute all deferred payments of Awards to the participants who elected to defer such payments under the Plan. Any such action approved by the Compensation Committee will be conclusive and binding on the Company and all participants.

Termination and Amendment

If not sooner terminated by the Board, the Plan will terminate at the close of business on August 30, 2012. No Awards will be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it will deem advisable; provided that, if and to the extent required by the Code, no change will be made that changes the Performance Criteria, or materially increases the maximum potential benefits for participants under the Plan, unless such change is authorized by the stockholders of the Company. The Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m) and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Annual Incentive Plan will not, without the consent of the participant, adversely affect a participant's rights under an Award previously granted to such participant.

Summary of U.S. Federal Income Tax Consequences

A participant will realize ordinary income upon payment of an Award under the Plan. Generally, whenever a participant realizes ordinary income under the Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the three most highly compensated executive officers (other than the Chief Executive Officer) exceeds $1 million in any one tax year. The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met.

One of those requirements is that the Company must obtain stockholder approval of the material terms of Performance Criteria for such compensation. In accordance with Code Section 162(m) and the Treasury regulations issued thereunder, the material terms of the Performance Criteria that the stockholders approve form the basis upon which the Compensation Committee may issue Code Section 162(m) Awards providing for compensation from the Company that qualifies as "performance-based" compensation for purposes of Code Section 162(m). Under Code Section 162(m), the Compensation Committee must be comprised solely of two or more outside directors.

The material terms that must be approved by stockholders of the Company include: (i) the employees eligible to receive compensation; (ii) a description of the business factors upon which the Performance Criteria are based; and (iii) the maximum dollar amount of compensation that could be paid to the employee.

Generally, it is the intent of the Compensation Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. We are seeking stockholder approval of the Plan and the material terms of the Performance Criteria set forth thereunder in order to ensure future bonus awards under the Annual Incentive Plan meet the requirements for deductibility under Code Section 162(m). However, the Compensation Committee reserves the discretion to make an Award to a covered employee within the meaning of Section 162(m) that is not a Code Section 162(m) Award.

New Annual Incentive Plan Benefits

The following table sets forth information regarding potential new plan benefits that may be received pursuant to the Plan to the extent determinable as of the Record Date.

Name and Position	Dollar Value (1)

John F. Prim, Chief Executive Officer	$85,000 - $850,000
Tony L. Wormington, President	$54,080 - $540,800
Kevin D. Williams, Chief Financial Officer	$48,750 - $487,500
Mark S. Forbis, Vice President	$14,400 - $108,000
All Executive Officers as a Group	$184,553 - $1,809,527
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

(1)

Represents the range of the threshold and maximum potential annual Awards that may be granted to the Named Executive Officers listed in the table provided the applicable Performance Goals are met as specified in the Annual Incentive Plan. Performance below threshold would result in no bonus payable to the Named Executive Officers.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, a quorum being present, is necessary for the approval of the adoption of the Plan. The aggregate number of shares for which a vote "FOR," "AGAINST" or "ABSTAIN" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "FOR" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "AGAINST" the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE JACK HENRY & ASSOCIATES, INC. 2007 ANNUAL INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE ADOPTION OF THE PLAN UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF "AGAINST" OR "ABSTAIN".

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as the independent registered public accounting firm for the Company for the year ended June 30, 2007. The Audit Committee has not selected the independent registered public accounting firm for the current year, because the selection will not be made until after the Annual Meeting of Stockholders. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual consolidated financial statements for the fiscal years ended June 30, 2007 and 2006 and reviews of the financial statements included in the Company's Forms 10-Q for those fiscal years, the audit of the Company's assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees for other services rendered during those periods.

	2007	2006
Audit Fees	$ 528,127	$ 520,972
Audit-Related Fees (1)	1,019,873	917,867
Tax Fees (2)	120,426	197,389
All Other Fees (3)	72,676	11,286

Total Fees	$ 1,741,102	$ 1,647,514
(1)

Audit-related fees for 2007 and 2006 included audits of two employee benefit plans, audits performed in accordance with SAS 70 and review of other SEC filings. SAS 70 reviews are conducted to evaluate the effectiveness of operational controls in various regulated business operations of the Company, including our data processing service bureaus.

(2)

Tax Fees for 2007 and 2006 included review of the Company's federal and specific state income tax returns, assistance with research and development credits taken on income tax returns, review of other tax credits and deductions and review of the Company's health care program plan documentation and related tax filings.

(3)

Other fees for 2007 and 2006 included services provided to review the Company's internal control documentation relative to Section 404 of the Sarbanes-Oxley Act of 2002, review of goodwill for purchase of Profitstar, benchmarking analyses and a competitive market analysis of our employee benefits program.

In making its decision to continue to retain Deloitte & Touche as the Company's independent registered public accounting firm for the next fiscal year, the Audit Committee will consider the above information to ensure that the provision of non-audit services will not negatively impact the maintenance of the firm's independence.

The Audit Committee has in its Charter expressed its policy governing the engagement of the Company's independent registered public accounting firm for audit and non-audit services. Under the terms of the Charter, the Audit Committee is required to pre-approve all audit, audit related and non-audit services performed by the Company's independent registered public accounting firm. All non-audit services for 2007 were pre-approved by the Audit Committee.

At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent registered public accounting firm provides documentation for each proposed specific service to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee or its Chairman reviews and approves in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also approves in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders must submit their proposals to the Company's Secretary on or before June 2, 2008. A stockholder who wishes to present a proposal at the 2008 Annual Meeting, but who does not request inclusion in the proxy statement, must submit the proposal to the Company's Secretary by August 20, 2008.

COST OF SOLICITATION AND PROXIES

Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph, or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.

FINANCIAL STATEMENTS

Consolidated financial statements of the Company are contained in the 2007 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the 2007 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael E. Henry

Michael E. Henry
Chairman of the Board

Monett, Missouri
September 28, 2007

A copy of the Company's Annual Report is included herewith. The Company will furnish without charge a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission upon written request directed to Kevin D. Williams, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708. The Form 10-K is also available at our investor relations website, www.jackhenry.com/ir/.

Annex A

JACK HENRY & ASSOCIATES, INC.

2007 ANNUAL INCENTIVE PLAN

1     Purpose. The purpose of the Jack Henry & Associates, Inc. 2007 Annual Incentive Plan (the "Plan") is to provide an annual performance based incentive for eligible Participants who are in a position to contribute materially to the success of the Company and its Affiliates.

2     Definitions.

(a)     "Affiliate" means any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

(b)     "Award" means an award made pursuant to the Plan.

(c)     "Award Agreement" means the agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant.

(d)     "Award Schedule" means the schedule pursuant to which a Participant's Award is determined based on the extent that the applicable Performance Goals were achieved during the Plan Year.

(e)     "Base Salary" means a Participant's gross salary in effect on the date of the Award Schedule, as set forth in the Participant's employment agreement or at will offer letter, or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, as set forth in the books and records of the Company.

(f)     "Board" means the Board of Directors of the Company.

(g)     "Change in Control" means (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, "Change in Control" shall have the same definition as the definition of "Change in Control" contained in such employment agreement or at will offer letter; or (ii) if "Change in Control" is not defined in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

(1)     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2(g); or

(2)     Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)     Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)     Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h)     "Code" means the Internal Revenue Code of 1986, as amended.

(i)     "Code Section 162(m) Award" means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.

(j)     "Committee" means the committee appointed by the Board as defined in Section 5 below.

(k)     "Company" means Jack Henry & Associates, Inc.

(l)     "Covered Employee" means a covered employee within the meaning of Code Section 162(m)(3).

(m)     "Effective Date" means the effective date of the Plan as defined in Section 12 below.

(n)     "Employee" means an employee of the Company or any of its Affiliates whether now existing or hereafter created or acquired.

(o)     "Exchange Act" means Securities Exchange Act of 1934, as amended.

(p)     "IRS" means Internal Revenue Service.

(q)     "Participant" means an Employee selected from time to time by the Committee to participate in the Plan.

(r)     "Performance Criteria" means the criteria (either individually or in any combination) selected by the Committee to measure a Participant's performance for a Plan Year, including, but not limited to: net sales; pretax income before allocation of corporate overhead and bonus; budget; operating income; earnings per share; net income; division, group or corporate financial goals; return on shareholders' equity; return on assets; return on average assets; return on net assets; return on investment capital; gross margin return on investment; gross margin dollars or percent; payroll as a percentage of sales; employee turnover; sales, general and administrative expense; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Company's common stock or any other publicly-traded securities of the Company, if any; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements.

(s)     "Performance Goal" means one or more levels of performance as to each Performance Criteria, as established by the Committee that will result in the Performance Percentage that is established by the Committee for each such level of performance.

(t)     "Performance Percentage" means the percentage, as set forth in an Award Schedule, that will, when multiplied by a Participant's Base Salary, determine the amount of a Participant's Award, which percentage may be up to a maximum of 300%.

(u)     "Plan Year" means the period starting from the Effective Date until June 30, 2008 for the 2008 fiscal year of the Company and, thereafter, the full fiscal year of the Company.

3     Eligibility. All present and future Employees shall be eligible to receive Awards under the Plan.

4     Awards.

(a)     Each Award shall be evidenced by an Award Agreement setting forth the Performance Goals for each Performance Criteria, the maximum bonus payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 300% of the Participant's Base Salary or $2,000,000. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(b)     The Committee shall establish the Performance Goals for the Company and the Participants, as applicable, each Plan Year. The Committee shall also determine the extent to which each applicable Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year.

(c)     The Committee shall establish for each Participant the Performance Percentage payable at specified levels of performance, based on the Performance Goal for each applicable Performance Criteria and the weighting established for such criteria. All such determinations regarding the achievement of any Performance Goals shall be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

(d)     The actual Award for a Participant shall be calculated by multiplying the Participant's Base Salary by the Performance Percentage in accordance with the Award Schedule. All calculations of actual Awards shall be approved by the Committee.

(e)     Awards shall be paid, in a lump sum cash payment, as soon as practicable during the first fiscal year that begins after the close of the Plan Year for which they are earned, but in no event later than September 15 of such fiscal year; provided, however, that no Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine; provided, however, that the Participants' election to defer the payment of Awards complies with Code Section 409A and Treasury Regulations, Rulings and Notices of IRS, including, but not limited to, the requirement that the election to defer such payment is made before the first day of the taxable year during which the Participants' services are performed. In the case of performance-based compensation that is based upon a performance period of at least 12 months, an election to defer such compensation may generally be made no later than the date that is six months before the end of the performance period, provided that such compensation is not substantially certain to be paid on or before the date of such election. Notwithstanding the foregoing to the contrary, a Participant may elect to defer the receipt of an Award payable under this Plan with respect to the Plan Year in which he/she was first eligible to participate in any Company-sponsored "account balance" plan (as defined under Code Section 409A and the rulings, regulations, and IRS notices issued thereunder), including this Plan within 30 days after the date he/she became eligible, and such election will be deemed to apply to an Award paid for services performed subsequent to the election; provided, however, that the election applies only to the portion of the Award equal to the total amount of the Award for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

(f)     Whenever payments under the Plan are to be made, the Company and/or the Affiliate will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(g)     Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, any of its Affiliates, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5     Administration. The Plan generally shall be administered by a committee (the "Committee"), which shall be the Compensation Committee of the Board or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as an "outside director" within the meaning of Code Section 162(m) and the regulations thereunder. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)     The Committee shall have the power and complete discretion to determine (i) which Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.

(b)     The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)     As to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 5(c), that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(d)     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations and to establish nonuniform and selective Performance Criteria, Performance Goals and the weightings thereof.

6     Change in Control. In the event of a Change in Control of the Company, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or , except in the case of deferred payments of Awards, receiving any payment with regard to, any outstanding Award; (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control; or (c) terminate the Plan within 30 days preceding, or twelve months following, the Change in Control and distribute all deferred payments of Awards to the Participants who elected to defer such payments under the Plan. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

7     Nontransferability of Awards. An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8     Termination, Modification, Change. If not sooner terminated by the Board as provided in Section 6 above or otherwise, this Plan shall terminate at the close of business on September 15, 2012. No Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m), and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

9     Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Company or any of its Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or any of its Affiliates maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Affiliates, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

10     Liability of Company. Any liability of the Company or an Affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor an Affiliate, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or an Affiliate or constitute any contract or limit in any way the right of the Company or an Affiliate to change such person's compensation or other benefits.

11     Interpretation. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

12     Effective Date of the Plan. The Plan shall be effective as of August 24, 2007 (the "Effective Date") and shall be submitted to the shareholders of the Company for approval. No Award shall be payable to a Covered Employee until the Plan has been approved by the shareholders.

[PROXY CARD]

JACK HENRY & ASSOCIATES, INC. c/o UMB Bank, n.a. P.O. Box 419064 Kansas City, MO 64141	V O T E B Y T E L E P H O N E
Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
V O T E B Y M A I L
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website andcast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

Telephone and Internet votes must be received by 6:00 a.m. EST on
October 30, 2007 to be included in the final tabulation.
--- >

If voting by mail, this proxy card must be signed and dated below.
 Please fold and detach card at perforation before mailing.

Proxy                    Jack Henry & Associates, Inc.                    Proxy

663 Highway 60
P.O. Box 807
Monett, Missouri 65708

This proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John F. Prim and Kevin D. Williams as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Jack Henry & Associates, Inc. held of record by the undersigned on September 17, 2007, at the annual meeting of stockholders to be held on October 30, 2007 or any adjournment thereof.

Dated_______________________________________ , 2007.

__________________________________________________

Signature

__________________________________________________

Signature if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Please fold and detach card at perforation before mailing.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1.   ELECTION OF DIRECTORS
☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to
(except as marked to the contrary below)	vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)
(1) J. Hall	(2) M. Henry	(3) J. Ellis	(4) C. Curry
(5) W. Brown	(6) M. Flanigan	(7) M. Shepard	(8) J. Prim

2.   To approve the amendment of the Company's 2006 Employee Stock Purchase Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.  To approve the Company's 2007 Annual Incentive Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE